Consent of Independent Registered Public Accounting Firm
To the Shareholders, Board of Directors and Audit Committee
CrossFirst Bankshares, Inc.
Leawood, Kansas
We consent to the incorporation by reference in this Registration Statement on Form S-8 of CrossFirst
Bankshares, Inc. (the “Company”), of our report dated February 26, 2021,

on our audits of the
consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the
years in the three-year period ended December 31, 2020.

/s/ BKD, LLP
Kansas City, Missouri
October 26, 2021